Exhibit 10.2

2005 Annual Incentive Compensation Award Formula Components

The performance metrics for calculating 2005 annual incentive compensation are:

•                  Combined Ratio of Chubb’s property and casualty insurance subsidiaries; and

•                  Chubb’s 2005 operating income.